UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 18, 2018

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-11991	14-1708544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 547-9499

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018 Mr. Edward S. Vittoria was appointed Chief Executive Officer of Puradyn Filter Technologies Incorporated and as a member of its Board of Directors.  Immediately prior to such appointment, Mr. Joseph V. Vittoria resigned from his position as Chief Executive Officer, and has been appointed Executive Chairman of the Board of Directors.

Mr. Edward S. Vittoria, 46, brings 25 years of corporate marketing, business development and strategic leadership to Puradyn Filter Technologies Incorporated.  His experience began with over a dozen years at American Express where he managed marketing relationships with Hilton, American Airlines and other travel leaders and then went on to develop and launch the OPEN Savings program for small business card members.  In 2006, Mr. Vittoria joined Starwood Hotels & Resorts to lead their Luxury Collection brand, the third largest luxury hotel brand in the world.  Seeking a more entrepreneurial opportunity, in 2008 he joined Steve Case’s payments start-up, Revolution Money, where he led customer acquisition and branding.  After Revolution Money was purchased by American Express in January 2010, Mr. Vittoria led New Business Development for Time Inc.’s Synapse division until 2012 when he joined Simon Property Group, the leading shopping center owner and operator, where he developed and launched a first of its kind loyalty program for mall shoppers until leaving that company in February 2017.  Since December 2017 Mr. Vittoria has been providing advisory services to our company.  Mr. Vittoria holds a B.A. in Economics from Yale University.  He is the son of Mr. Joseph V. Vittoria.

On May 18, 2018 we entered into a letter agreement with Mr. Edward S. Vittoria pursuant to he agreed to be employed by us for an initial term ending May 31, 2019, which such term may be extended by mutual agreement upon terms and conditions to be mutually agreed upon to prior to the expiration of such initial term.  Under the terms of the letter agreement we agreed to pay him: (i) an annual base salary of $200,000, payable in accordance with our normal payroll practices; (ii) an annual cash bonus to be awarded by our Board of Directors in January in a minimum amount of $50,000; and (iii) granted him options to purchase 6,500,000 shares of our common stock, vesting one-third in arrears, at an exercise price equal to fair market value on the date of grant pursuant to the terms and conditions of our 2018 Equity Compensation Plan.  He is also entitled to: (i) participate in all of our benefit programs currently existing or hereafter made available to executive and/or salaried; (ii) an amount of annual paid vacation consistent with his position and length of service to us; and (iii) reimbursement for all reasonable, out of-pocket expenses incurred by him.

The foregoing description of the terms and conditions of the letter agreement dated May 18, 2018 by and between our company and Mr. Edward S. Vittoria is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure.

On May 21, 2018, Puradyn Filter Technologies Incorporated issued a press release announcing Mr. Vittoria’s appointments.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Puradyn Filter Technologies Incorporated under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated May 18, 2018 by and between Puradyn Filter Technologies Incorporated and Edward S. Vittoria.* ¥
99.1	Press release dated May 21, 2018.*

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*	Filed herewith.
¥	Management compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURADYN FILTER TECHNOLOGIES INCORPORATED

Date: May 21, 2018	By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Executive Chairman of the Board of Directors

Exhibit Index

Exhibit No.	Description
10.1	Letter agreement dated May 18, 2018 by and between Puradyn Filter Technologies Incorporated and Edward S. Vittoria.* ¥
99.1	Press release dated May 21, 2018.*

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*	Filed herewith.
¥	Management compensation agreement.

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